AMENDMENT TO

ROWAN COMPANIES INCENTIVE PLANS

This agreement (the “Amendment”) amends the 2013 Rowan Companies plc Incentive Plan; the 2009 Rowan Companies, Inc. Incentive Plan; the 2005 Rowan companies, Inc. Long-Term Incentive Plan; the1998 Rowan Companies, Inc. Nonemployee Directors Stock Option Plan; and the Restated 1988 Rowan Companies, Inc. Nonqualified Stock Option Plan. The Amendment was adopted by the Board of Directors (the “Board”) of Rowan Companies plc, a public limited company incorporated under the laws of England and Wales (the “Company”), effective as of April 25, 2014 (the “Effective Date”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the applicable Plans (as defined below).

RECITALS

WHEREAS, the Company maintains the various incentive plans (as amended from time to time, each a “Plan” and collectively, the “Plans”);

WHEREAS, pursuant to each Plan, the Board has the authority to amend the applicable Plan from time to time; and

WHEREAS, the Board desires to amend the definition of Fair Market Value, FMV Per Share or fair market value, as used in each applicable Plan, as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that each of the Plans are hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	“Fair Market Value,” “FMV Per Share” or “fair market value” in each applicable Plan shall mean the following:

‘Fair Market Value,’ ‘FMV Per Share’ and ‘fair market value’ means, in the case of the Company’s Shares on a particular day, the average of the high and low trading prices of the Shares for that day, as reported by the New York Stock Exchange on that day. If, on any given day, the fair market value as defined in the preceding sentence is not ascertainable or appropriate for any reason, the Committee may adopt another appropriate method of determining fair market value.

2.	This Amendment shall be and hereby is incorporated into and forms a part of each of the Plans.

3.	Except as expressly provided herein, all terms and conditions of the Plans shall remain in full force and effect.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors on April 25, 2014.

By:	/s/ Thomas P. Burke
Thomas P. Burke
President and Chief Executive Officer